Exhibit 99.3

                            JOINT FILERS' SIGNATURES


WARBURG PINCUS IX, LLC
By: Warburg Pincus Partners, LLC, its Sole Member,
  By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                               Date:  February 5, 2007
   ------------------------------------------                 ----------------
   Name:   Scott A. Arenare
   Title:  Partner


WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member


By: /s/ Scott A. Arenare                               Date:  February 5, 2007
   ------------------------------------------                 ----------------
   Name:   Scott A. Arenare
   Title:  Partner


WARBURG PINCUS, LLC


By: /s/ Scott A. Arenare                               Date:  February 5, 2007
   ------------------------------------------                 ----------------
   Name:   Scott A. Arenare
   Title:  Managing Director


WARBURG PINCUS & CO.


By: /s/ Scott A. Arenare                               Date:  February 5, 2007
   ------------------------------------------                 ----------------
   Name:   Scott A. Arenare
   Title:  Partner


By: /s/ Scott A. Arenare                               Date:  February 5, 2007
   ------------------------------------------                 ----------------
   Name:   Charles R. Kaye
   By:     Scott A. Arenare, Attorney-in-Fact


By: /s/ Scott A. Arenare                               Date:  February 5, 2007
   ------------------------------------------                 ----------------
   Name:   Joseph P. Landy
   By:     Scott A. Arenare, Attorney-in-Fact